                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 11, 1996 in this Registration Statement (Form N-1A 2-70427) of Alliance Technology Fund, Inc.


                             /s/ Ernst & Young LLP

                             ERNST & YOUNG LLP

New York, New York
January 25, 1996





































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